UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 23, 2007 (April 19, 2007) Date of Report (Date of earliest event reported)

QUOVADX, INC. (Exact Name of Registrant as Specified in Charter)

Delaware	000-29273	85-0373486

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

7600 E. Orchard Road, Suite 300S Greenwood Village, CO 80111 (Address of principal executive offices)

(303) 488-2019 (Registrant’s Telephone number, including area code) (Former name or former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Quovadx, Inc., a Delaware corporation (the “Company” or “Registrant”) approved the Quovadx Executive Management 2007 Annual Bonus Incentive Plan for the six month period from January 1 to June 30, 2007 (the “Bonus Plan”). The Bonus Plan represents 50% of an annual cash bonus plan in which eligible participants (which include, among others, the CEO and the four other named executive officers) may be awarded cash bonuses based on the achievement of goals relating to the overall financial performance of the Company relative to specific revenue and net income/loss from continuing operations targets for the six months coinciding with the Bonus Plan period under the Quovadx 2007 operating plan adopted by the Quovadx board of directors, and will be paid based 100% on total company financial performance. The target bonus is determined as a percentage of the base salary of each participant, ranging from 30% to 50% as set forth in the employment agreement of each individual. Under the Bonus Plan, no bonus will be payable unless the net income/loss from continuing operations objective of the 2007 operating plan is met; maximum payment in the event of overachievement of the 2007 operating plan is 100% of the target bonus amount. The summary of material terms of the Bonus Plan set forth above is qualified in its entirety by reference to the Bonus Plan, which is attached as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Exhibit

10.1	Quovadx, Inc. Executive Management 2007 Annual Bonus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOVADX, INC.

Date: April 23, 2007

/S/ LINDA K. WACKWITZ Linda K. Wackwitz Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit
10.1	Quovadx, Inc. Executive Management 2007 Annual Bonus Incentive Plan